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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Great Bay Power Corporation:

     As independent public accountants, we hereby consent to the use of our report dated January 26, 1996 on the financial statements of Great Bay Power Corporation (and to all references to our Firm) included in or made a part of this Registration Statement and related Prospectus of BayCorp Holdings, Ltd. for the registration of 8,439,948 shares of BayCorp Holdings, Ltd. common stock.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts

June 10, 1996